Exhibit 10.111(a)

SMITH & WESSON HOLDING CORPORATION

2013 INCENTIVE STOCK PLAN

[Form of] Restricted Stock Unit Award Grant Notice and Agreement

I.	Restricted Stock Unit Award Grant Notice

Smith & Wesson Holding Corporation (the “Company”), pursuant to its 2013 Incentive Stock Plan (as amended, the “Plan”), hereby grants to the Participant named below a right to receive the number of Shares set forth below.  This Restricted Stock Unit Award Grant Notice and Agreement (the “Agreement”) is subject to all of the terms and conditions as set forth herein and in the Plan, agreed to by the Participant, and incorporated herein in their entirety.  Each capitalized term in this Agreement shall have the meaning assigned to it in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Expiration Date:	Subject to forfeiture as provided in Section 3(b) of Part II of this Agreement.

Vesting Schedule:

The Restricted Stock Unit Award shall vest on [●], regardless of whether the Participant’s Continuous Service is terminated for any reason, provided, however, that no part of the Award shall vest if prior to [●], the Participant dies or voluntarily resigns as a member of the Company’s Board, unless otherwise determined by the Committee in its sole discretion.

Delivery Schedule:

For each Restricted Stock Unit that vests (if any) you will receive one Share, with the Share being delivered to you on the date on which the Restricted Stock Unit vests whether pursuant to Section 3(a) or otherwise (the “Delivery Date”).

If the Delivery Date falls on a day in which the NASDAQ Global Select Market is not open for active trading, the Delivery Date will fall on the next active trading day.  An active trading day is defined as a day in which the NASDAQ Global Select Market is open for trading, excluding after hours trading.

Additional Terms/Acknowledgements; Amendment, Modification, and Entire Agreement:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Agreement (including Part II hereof).  No provision of this Agreement may be modified, waived, or discharged unless that waiver, modification, or discharge is agreed to in writing and signed by the Participant and the Company.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  The Participant acknowledges that a copy of the Company’s most recent prospectus describing the Plan and a complete copy of the Plan document have been made available to the Participant, that the Participant has had reasonable opportunity to review the prospectus, the Plan and this Agreement in their entirety, that the Participant has had an opportunity to obtain the advice of counsel prior to executing this Agreement and that the Participant fully understands all provisions of this Agreement.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.  In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern.  The Participant further acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of Shares pursuant to this Agreement and supersede all prior oral and written agreements on that subject, with the exception of (i) options and other awards previously granted and delivered to the Participant under the Plan, and (ii) the following agreements only:

Other Agreements:	NONE

Without limiting the generality of the foregoing, the Participant acknowledges and agrees that no provision of any employment, severance, or other agreement, policy, practice or arrangement, whether written or unwritten, as may be amended or modified from time to time, shall apply to or in any way modify or amend this Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

[Signature Page Follows]

SMITH & WESSON HOLDING CORPORATION	PARTICIPANT:

By:
Name:
Title:

Effective as of:	Effective as of:

[Signature Page to Restricted Stock Unit Award Grant Notice and Agreement]

II.	Restricted Stock Unit Award Agreement

The Company wishes to grant to the Participant named in Part I of this Agreement (the “Notice of Grant”) a Restricted Stock Unit Award (the “Award”) pursuant to the provisions of the Plan.  This Award will entitle the Participant to Shares from the Company if the Participant meets the vesting requirements described herein.

1. Grant Pursuant to Plan.  This Award is granted pursuant to the Plan, which is incorporated herein for all purposes.  The Participant hereby acknowledges that a copy of the Company’s most recent prospectus describing the Plan and a complete copy of the Plan document have been made available to the Participant, that the Participant has had reasonable opportunity to review the prospectus, the Plan and this Agreement in their entirety, that the Participant has had an opportunity to obtain the advice of counsel prior to executing this Agreement and that the Participant fully understands all provisions of this Agreement.  Participant agrees to be bound by all of the terms and conditions of this Agreement and of the Plan.  Each capitalized term in this Agreement shall have the meaning assigned to it in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2. Restricted Stock Unit Award.  The Company hereby grants to the Participant the number of Restricted Stock Units listed in the Notice of Grant as of the Date of Grant.  Such number of Restricted Stock Units may be adjusted from time to time pursuant to Section 10(c) of the Plan.

3. Vesting and Forfeiture of Restricted Stock Units.

(a) Vesting.  The Participant shall become vested in the Restricted Stock Units in accordance with the vesting schedule contained in the Notice of Grant.

(b) Forfeiture.  The Participant shall forfeit any Restricted Stock Units then remaining unvested (if any) in the event of the Participant’s death or voluntary resignation as a member of the Company’s Board, except as otherwise determined by the Committee in its sole discretion, which determination need not be uniform as to all Participants.

4. Settlement of Restricted Stock Unit Award.

(a) Settlement of Units for Shares.  The Company shall deliver to the Participant one Share for each Restricted Stock Unit subject to this Award that vests on the applicable Delivery Date.  The Company shall not have any obligation to settle this Award for cash.

(b) Delivery of Shares. Shares shall be delivered on the Delivery Date.  If the Delivery Date falls on a day in which the NASDAQ Global Select Market is not open for active trading, the Delivery Date will fall on the next active trading day.  An active trading day is defined as a day in which the NASDAQ Global Select Market is open for trading, excluding after hours trading.  Once a Share is delivered with respect to a vested Restricted Stock Unit, such vested Restricted Stock Unit shall terminate and the Company shall have no further obligation to deliver Shares or any other property for such vested Restricted Stock Unit.

5. No Rights as Shareholder until Delivery.  The Participant shall not have any rights, benefits, or entitlements with respect to any Shares subject to any Restricted Stock Unit.  On or after delivery of any Shares, the Participant shall have, with respect to any Shares delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Shares and the right to receive all dividends (if any) as may be declared on Shares from time to time.

6. Tax Provisions.

(a) Tax Consequences.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b) Withholding Obligations.  At the time this Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant (other than any amount constituting nonqualified deferred compensation within the meaning of Section 409A of the Code), including the Shares deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local, and foreign tax withholding obligations of the Company or a Related Entity (if any) which arise in connection with this Award.

The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested Shares otherwise deliverable to the Participant pursuant to this Award a number of whole Shares having a Fair Market Value, as determined by the Company as of the date the Participant recognizes income with respect to those Shares, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to the Participant arising in connection with such Share withholding procedure shall be the Participant’s sole responsibility.

In addition, the Company, in its sole discretion, may establish a procedure whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient Shares from this Award to cover the tax withholding obligations of the Company or any Related Entity and deliver such proceeds to the Company.

Unless the tax withholding obligations of the Company or any Related Entity are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

7. Consideration. With respect to the value of the Shares to be delivered pursuant to this Award, such Shares are granted in consideration for the services the Participant shall provide to the Company during the vesting period.

8. Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution.  In addition, this Award shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and this Award shall not be subject to execution, attachment or similar process.  Upon any attempt by the Participant to transfer, assign, negotiate, pledge or hypothecate this Award, or in the event of any levy upon this Award by reason of any execution, attachment or similar process as a result of any attempt by the Participant to transfer, assign, negotiate, pledge or hypothecate this Award, contrary to the provisions hereof, this Award shall immediately become null and void.

9. General Provisions.

(a) Board Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.

(b) Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at Smith & Wesson Holding Corporation, 2100 Roosevelt Avenue, Springfield, Massachusetts 01104, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter, upon ten (10) days’ advance written notice under this Section to all other parties to this Agreement.

(c) No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d) Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or this Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and this Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and this Award shall remain in full force and effect).

(e) No Trust or Fund Created.  Neither this Agreement nor the grant of this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person.  The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Shares to the

Participant in the future.  To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Cancellation of Award.  If any Restricted Stock Units subject to this Agreement are forfeited, then from and after such time, the person from whom such Restricted Stock Units are forfeited shall no longer have any rights to such Restricted Stock Units or the corresponding Shares.  Such Restricted Stock Units shall be deemed forfeited in accordance with the applicable provisions hereof.

(g) Participant Undertaking.  The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Shares deliverable pursuant to the provisions of this Agreement.

(h) Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(i) Waiver of Jury Trial.  The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any right either party may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award.

(j) Interpretation.  The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.  The Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(k) Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.

(l) Committee Discretion.  Subject to the terms of this Agreement, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award, and its determinations shall be final, binding and conclusive.

(m) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(n) Headings.  Headings are given to the Sections and Subsections of this Agreement solely as a convenience to facilitate reference.  The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

10. Amendments.  Any modification, amendment or waiver to this Agreement that shall materially impair the rights of the Participant with respect to the Restricted Stock Units shall require an instrument in writing to be signed by both parties hereto, except such a modification, amendment or waiver made to cause the Plan or the Restricted Stock Units to comply with applicable law, tax rules, stock exchange rules or accounting rules and which is made to similarly situated participants.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

11. Representations.  The Participant acknowledges and agrees that the Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Award and fully understands all provisions of this Award.